MATERIAL CONTRACTS – EXHIBIT 10

20-F ANNUAL REPORT

Filed May 2005

Index:

Option Agreement between Northgate Minerals Corporation and Rimfire Minerals Corporation dated March 29, 2004	2

Registrar and Transfer Agent Agreement between Pacific Corporate Trust Company and Rimfire Minerals Corporation dated September 1, 2004	27

Amendment to Option Agreement between Rimfire Minerals Corporation, Plutonic Capital and Serengeti Resources Inc. dated September 9, 2005	35

Amendment to RDN Property Option Agreement dated November 19, 2004	36

Agreement between Newmont Capital Limited and Rimfire Minerals Corporation dated January 5, 2005 regarding Walker Lane	38

NORTHGATE MINERALS CORPORATION

– and –

RIMFIRE MINERALS CORPORATION

OPTION AGREEMENT

March 29, 2004

TABLE OF CONTENTS

1.0    DEFINITIONS AND INTERPRETATION

4

2.0    REPRESENTATIONS AND WARRANTIES

7

3.0    OPTION

9

4.0    FORMATION OF JOINT VENTURE

12

5.0    RIGHT OF ENTRY

13

6.0    TRANSFER OF PROPERTY

13

7.0    OBLIGATIONS OF RIMFIRE, AS OPERATOR DURING THE OPTION PERIOD, AND NORTHGATE, AS OPERATOR DURING THE ADDITIONAL OPTION

14

8.0    TERMINATION OF OPTION

15

9.0    PURCHASE OF UNDERLYING ROYALTIES

16

10.0    TRANSFER OF PROPERTY

16

11.0    AREA OF MUTUAL INTEREST

17

12.0    CONFIDENTIAL INFORMATION

17

12.1

Confidentiality

17

12.2

Public Announcements

18

12.3

Exceptions

18

13.0    FORCE MAJEURE

19

14.0    FURTHER ASSURANCES AND AGREEMENTS

20

15.0    CHOICE OF LAW

20

16.0    DEFAULT AND TERMINATION

20

17.0    NOTICES

21

18.0    GENERAL

22

SCHEDULES:

Schedule A - Description of RDN Property

Schedule B - Description of Rest Property

Schedule C - Agreement Between Rimfire Minerals Corporation and royalty holders

Schedule D – Joint Venture Agreement

OPTION AGREEMENT

THIS AGREEMENT made as of the 29th day of March, 2004

BETWEEN:

NORTHGATE MINERALS CORPORATION, a company incorporated under the laws of the Province of Ontario having its head office at Suite 404 – 815 Hornby Street, Vancouver, British Columbia V6Z 2E6

(“Northgate”)

AND:

RIMFIRE MINERALS CORPORATION, a company incorporated under the laws of the Province of British Columbia having its head office at 700 – 700 West Pender, Vancouver, British Columbia V6C 1G8

(the “Optionor” or “Rimfire”)

WHEREAS

A.

The Optionor is the legal and beneficial owner and recorded holder of an undivided 100% interest in the RDN Property, subject to a 1.34% NSR on part of the RDN Property held by Neil DeBock and Rockie Saliken as more particularly described in Schedule C to this Agreement;

B.

The Optionor has agreed to grant an exclusive option to Northgate to acquire a 51% interest in the RDN Property, by performing work upon the RDN Property, as herein provided; and

C.

The Optionor has agreed to grant an additional exclusive option to Northgate to increase its interest from 51% to 60% upon the completion of a Feasibility Study as herein provided.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.0

DEFINITIONS AND INTERPRETATION

1.1

For the purposes of this Agreement, including the Recitals and Schedules hereto the following words and phrases shall have the following meanings, namely:

“Affiliate” means, with respect to a party, any individual, corporation, partnership, joint venture, association, trust or unincorporated organization which directly or indirectly controls, is controlled by, or is under common control with, that party. For greater certainty, Kemess Mines Ltd. shall be considered an Affiliate of Northgate.

“Agreement” means this Agreement, including the Schedules hereto, as amended from time to time.

“Approved Program” means an exploration program to carry out Expenditures on the Property as adopted by the Parties.

“Closing Date” means October 6, 2004.

“Commencement of Commercial Production” means the date on which the mill or processing facility located on the RDN Property has operated for 60 continuous days at not less than 80% of its rated capacity as set out in a Feasibility Study (as defined in the Joint Venture Agreement) prepared for the RDN Property or at any time on which continuous shipments of ore from the RDN Property has been shipped for not less than 60 continuous days to a mill or processing facility not located on the RDN Property.

“Commercial Production” means the operation of any of the RDN Property or any portion thereof as a producing mine and the production of mineral products therefrom (excluding bulk sampling, pilot plant or test operations).

“Expenditures” mean all cash, expenses, obligations and liabilities, other than for personal injury or property damage, of whatever kind or nature spent or incurred directly or indirectly in connection with the exploration, development or equipping of the RDN Property or any portion thereof for Commercial Production including, without limiting the generality of the foregoing, monies expended in constructing, leasing or acquiring all facilities, buildings, machinery and equipment in connection with Mining Work, in paying any taxes, fees, charges, payments (excluding payments to the Optionor) or rentals (including payments in lieu of assessment work) or otherwise to keep the RDN Property or any portion thereof in good standing (including any payment to or in respect of acquiring any agreement or confirmation from any holder of surface rights respecting the RDN

Property or any portion thereof), in carrying out any survey of the RDN Property or any portion thereof, in doing geophysical, geochemical and geological surveys, in drilling, assaying, metallurgical testing, bulk sampling and pilot plant operations, in preparing any reports and in supervising and managing any work done with respect to and for the benefit of the RDN Property or any portion thereof, or in any other respects necessary for the due carrying out of Mining Work and in paying the fees, wages, salaries, traveling expenses, fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the RDN Property or any portion thereof, in paying for the food, lodging and other reasonable needs of such persons and including an amount of 7.5% of direct costs for un-allocatable overhead expense.  The parties agree that any Expenditures on the Rest Property shall be deemed to be Expenditures for the purposes of this Agreement.

“Feasibility Study” has the meaning defined in the Joint Venture Agreement attached hereto as Schedule D which Joint Venture Agreement is as set out in the Continuing Legal Education Society of British Columbia Mining Law Seminar of June 1999.

“Joint Venture Agreement” means that form of joint venture agreement substantially in the form attached as Schedule D hereto with such modifications as may be required to reflect the terms of this Agreement.

“Joint Venture” has the meaning ascribed thereto in Section 4.1.

“Mining Work” means every kind of work done on or in respect of the RDN Property or the products therefrom by or under the direction of or on behalf of or for the benefit of a party and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, including but not limited to surface, subsurface and drill core sampling, working and procuring minerals, ores, metals, and concentrates, surveying and bringing any mineral claims or other interests to lease, reporting and all other work usually considered to be prospecting, exploration, development and mining work.

“Net Smelter Return” means the royalty payable on production as defined in the Joint Venture Agreement.

“Non-Operator” means a party who is not the Operator at the relevant time.

“Operator” means Rimfire during the Option Period and Northgate during the Additional Option Period.

“Option” means the option granted to Northgate by the Optionor under Section 3.0 of this Agreement.

“Option Period” means the period during which the Option may be exercised as set forth in Section 3.1.

“Property” means the RDN Property as described in Schedule A and the Rest Property as described in Schedule B.

“Property Rights” means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration and development of the RDN Property, or for the purpose of placing the RDN Property into production or continuing production therefrom.

“RDN Property” means those mineral claims and the related mineral interests as defined in Schedule A, and any internal fractions included within the perimeter of such claims, any lease or other mineral title that the mineral interests may be converted into, and any surface rights or placer claims that may be located thereon and any additional mineral interests that may be acquired pursuant to Section 11.0.

“Rest Property” means those mineral claims and related mineral interests as defined in Schedule B, and any internal fractions included within the perimeter of such claims, any lease or other mineral title that the mineral  interests may be converted into, and any surface rights or placer claims that may be located thereon and any additional mineral interests that may be acquired pursuant to Section 11.0.  For the purposes of this Agreement unless the context otherwise or as set out specifically therein, the Rest Property shall be considered to be part of the RDN Property.

“Underlying Royalties” means the royalties payable as described in Schedule C.

1.2

In this Agreement, all dollar amounts are expressed in lawful currency of Canada unless specifically provided to the contrary.

1.3

The titles to the respective Sections hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

1.4

Words used herein importing the singular number shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neutral genders, and vice-versa, and words importing persons shall include firms, partnerships and corporations.

2.0

REPRESENTATIONS AND WARRANTIES

2.1

Each party represents and warrants to the other that:

(a)

it is a company duly incorporated, validly subsisting and in good standing with respect to filing of annual reports under the laws of the jurisdiction of its incorporation;

(b)

it is qualified to do business and to hold mineral claims and real property in British Columbia

(c)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder; and

(d)

it has duly obtained all authorizations for the execution, delivery and performance of this Agreement, and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating or initiating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.2

The Optionor represents and warrants to Northgate that:

(a)

it is under the laws of British Columbia legally entitled to hold the RDN Property and all mineral claims comprised therein, and all Property Rights held by it and will remain so entitled until such interests of the Optionor in the RDN Property as contemplated herein (other than the Net Smelter Return) have been duly transferred to Northgate as provided for under the Joint Venture Agreement;

(b)

it is, and at the Closing Date it will be, the recorded holder and beneficial owner of all of the mineral claims comprising the RDN Property free and clear of all liens, charges and claims of others excepting the Underlying Royalties and no taxes or rentals are due in respect of any thereof;

(c)

the mineral claims comprised in the RDN Property have been duly and validly located and recorded pursuant to British Columbia Mineral Tenure Act, and are in good standing in the office of the Mining Recorder on the date hereof and until the dates set opposite the respective names of the mineral claims thereof in Schedule A hereto;

(d)

there is no adverse claim or challenge against or to the ownership of or title to any of the mineral claims comprising the RDN Property, nor to the knowledge of the Optionor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the RDN Property or any portion thereof, and no person other than the Optionor, pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from any of the mineral claims comprising the RDN Property except as disclosed in Schedule B, the Net Smelter Return Agreement between Rimfire and DeBock and Saliken a copy of which is attached hereto;

(e)

no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding-up of the Optionor or the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(f)

the RDN Property is not the whole or substantially the whole of the undertaking of the Optionor;

(g)

it will obtain regulatory approval (if required) within 45 days of execution of this Agreement and if such approval is not obtained within 45 days the Optionor may request an additional 30 days which request shall be approved by Northgate.  The Optionee shall diligently seek to obtain such approval if required; and

(h)

there are no reclamation orders known to exist on the RDN Property and all Mining Work carried out on the RDN Property to date has been in full compliance with all regulations governing such activities.

2.3

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transaction contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement.

3.0

OPTION

3.1

The Optionor hereby grants to Northgate the sole and exclusive right and option (the “Option”), subject to the terms of this Agreement, to acquire a 51% interest or a 60% interest as set out herein in the RDN Property free and clear of all charges, encumbrances and claims, rights or interest of any person, excepting the Underlying Royalties; such Option to be exercisable by Northgate upon Northgate incurring Expenditures in such manner as in its sole discretion it may determine, of not less than $5,000,000 in the aggregate on Mining Work on the RDN Property, and making cash payments (the “Cash Payments) totaling $200,000 on or before the end of the third calendar year following the Closing Date (the “Option Period”) with the following amounts being incurred and paid by the dates indicated below:

(a)

a Cash Payment of $25,000 on Closing Date;

(b)

$1,000,000 of Expenditures in the aggregate on or before December 31, 2004,

(c)

$2,500,000 of Expenditures in the aggregate on or before December 31, 2005, plus a Cash Payment of $40,000 on or before March 1, 2005 if Northgate is to maintain the Option;

(d)

$5,000,000 of Expenditures in the aggregate on or before December 31, 2006, plus a cash payment of $60,000 on or before March 1, 2006 if Northgate is to maintain the Option; and

(e)

a Cash payment of $75,000 on or before March 1, 2007 on Northgate vesting its Option,

provided that any Expenditures incurred by Northgate in any year in excess of the amounts set out above shall be carried forward into the next year or years, however the Expenditures in paragraph 3.1 (b) shall be a firm obligation of Northgate.

3.2

In this Agreement, a written notice delivered by Northgate to the Optionor by no later than 30 days after March 1, 2007 and accompanied by a statement of a representative of Northgate to the effect that $5,000,000 of Expenditures have been incurred shall be conclusive evidence of the making thereof unless the Optionor questions the accuracy of such statement within 15 days of receipt.  If the Optionor questions the accuracy of the statement, the matter shall be referred to a national firm of Chartered Accountants for final determination.  If such firm determines, after having consulted with Northgate, that the Expenditures incurred were less than those reported by Northgate, Northgate shall not lose any of its rights hereunder provided Northgate pays to the Optionor within 15 days of the receipt of the determination 100% of the deficiency in such Expenditures.  If Northgate makes such payment, it shall be deemed to have timely incurred Expenditures equal to such payment.  If the firm of Chartered Accountants determines that the Expenditures incurred were less than $4,900,000, Northgate shall pay the entire cost of the determination; if the Expenditures amounted to between $4,900,000 to $5,100,000, the cost of the determination shall be paid by Northgate and the Optionor equally; and if the Expenditures incurred were in excess of $5,100,000, the Optionor shall pay the entire cost of the Chartered Accountant’s determination.

3.3

The Optionor hereby grants to Northgate the sole and exclusive right and option, subject to the terms of this Agreement, to acquire an additional 9% interest in the RDN Property free and clear of all charges, encumbrances and claims, rights or interest of any person (the “Additional Option”), such Additional Option to be exercisable by Northgate upon:

(a)

Northgate having exercised the Option granted by the Optionor with respect to the RDN Property pursuant to Section 3.1 and

(b)

upon Northgate completing and delivering a Feasibility Study.

Upon Northgate completing the Feasibility Study and delivering the same to the Optionor it shall have exercised the Additional Option and shall hold a 60% interest in the RDN Property.

3.4

Upon electing to pursue the Additional Option, which election shall be in writing.  Northgate shall diligently pursue the completion of and shall have three years to complete the Feasibility Study (“the Additional Option Period”) and deliver the same to the Joint Venture Participants. Should Northgate not complete the Feasibility Study within the Additional Option Period the Additional Option shall terminate. Upon terminating the Additional Option without exercise thereof, Northgate shall have a 51% Interest and Rimfire shall have a 49% Interest in the Joint Venture to be established hereunder.

3.5

Rimfire shall be the Operator of the exploration programs during the Option Period, and Northgate shall be the Operator of the programs during the Additional Option Period. In the event that either party contracts out the management of Mining Work to a third party this will be at Fair Market Value. If the Operator, during the Option Period or the Additional Option Period, incurs extra costs through the collating, evaluating or interpretation of data generated by the third party then these direct attributable costs may be charged to the project and are subject to an additional fee of 7½%  on such costs for un-allocated overhead expense as defined in Expenditures. During the Option Period Northgate shall give notice to the Optionor of its intention to participate in the next year’s exploration program within 90 days from receipt of final assays from the previous year’s program or in no case not later than March 1st of the year in which the exploration program is to be conducted. Upon Northgate making an election to undertake an exploration program, having at a minimum, sufficient Expenditure (the “Approved Program”) to maintain the Option until the next due date, such minimum Expenditures shall become a firm commitment of Northgate. Should both parties agree that an Approved Program of less than the required expenditure, as defined in 3.1(c) and 3.1(d), is warranted from a technical perspective, then the Option dates shall be modified, so as to allow Northgate to make an orderly expenditure of the amount required to maintain the Option.  It is agreed that Northgate shall have the final decision as to the nature and extent of any Approved Program in the event of a disagreement between the parties.

3.6

Rimfire shall be entitled to invoice Northgate for any amounts committed to under an Approved Program pursuant to Section 3.1(b) or 3.5 not more than 30 days in advance of expected Expenditures in any month. Each invoice shall be signed by an officer of the Optionor. Northgate shall pay to the Optionor the amount invoiced within 15 days of receipt of the invoice. The funds provided by Northgate shall be deposited to a project bank account to pay for Expenditures under the Approved Program. Each Approved Program shall be subject to an over-run provision, such that any Expenditure in excess of 115% of the Approved Program shall be for the account of the Optionor.

3.7

If the Operator during the Option Period, exceeds an Approved Program and budget by more than 15%, unless authorized by Northgate or directly caused by an emergency or unexpected expenditure, which could not reasonably have been anticipated, then the excess over 15% shall be for the sole account of the Operator and such excess shall not be included in the calculations of the Expenditures.

4.0

FORMATION OF JOINT VENTURE

4.1

Upon Northgate exercising the Option and earning a 51 % interest in the RDN Property, the parties agree to enter into a joint venture (the “Joint Venture”) in accordance with the terms of a Joint Venture Agreement as set out in the attached Schedule D. Should Northgate elect to pursue the Additional Option, this Option Agreement shall continue in effect; however, Northgate shall incur all Expenditures until such time as it has exercised the Additional Option.

4.2

Upon formation of the Joint Venture the provisions of the Joint Venture Agreement shall supersede the provisions of this Option Agreement. The Joint Venture Agreement shall come into effect automatically upon the exercise of the Option or Additional Option as applicable.  The parties agree to employ all reasonable commercial efforts and to negotiate in good faith any additional terms and provisions of the Joint Venture as may be required in order to carry out the spirit and intent of this Agreement and the Joint Venture Agreement.

4.3

The parties agree that the following terms shall be incorporated into the Joint Venture:

(a)

if Northgate earns a 51% interest the deemed expenditures of each party will be:

Northgate	51%	$5,000,000
Optionor	49%	$4,803,922

(b)

if Northgate earns a 60% interest the deemed expenditures of each party will be:

Northgate	60%	$X
Optionor	40%	$Y

where X equals the total Expenditures incurred by Northgate on Mining Work and Y equals two thirds of that amount;

(c)

Northgate shall be the Operator on formation of the Joint Venture;

(d)

if any party’s interest is reduced to less than 10% then its interest shall forfeit to the other party and such interest shall be converted to a 5% net profit interest as defined in the Joint Venture; and

(e)

the management committee established under the Joint Venture shall have two representatives from Northgate and two representatives from the Optionor.

5.0

RIGHT OF ENTRY

5.1

Commencing on the Closing Date and continuing throughout the Option Period and if applicable, the Additional Option Period, the directors, officers, employees and consultants of Northgate, or Rimfire as the case may be (depending on who is the Operator), and its Affiliates and their respective employees, agents and independent contractors, shall subject to the right of Operator have the right in respect of the RDN Property to:

(a)

enter thereon;

(b)

do such Mining Work thereon and thereunder as Northgate or Rimfire as the case may be determine advisable in accordance with the terms of this Agreement;

(c)

bring upon and erect upon the Property buildings, plant, machinery and equipment as Northgate may deem advisable; and

(d)

remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

6.0

TRANSFER OF PROPERTY

6.1

The Optionor will grant to Northgate the right of Northgate to record a memorandum of this Agreement against title to the RDN Property during the Option Period.

6.2

The Optionor shall deliver to Northgate duly executed bills of sale for the RDN Property in such form as is acceptable to Northgate, transferring the recorded title and all of the Optionor’s interest in the RDN Property to Northgate which bills of sale shall be held in escrow by a mutually acceptable third party.  Upon the exercise of the Option and formation of the Joint Venture Agreement and thereafter, such bills of sale shall be delivered to Northgate who shall hold the RDN Property in trust for the Joint Venture in accordance with the terms and conditions of the Joint Venture Agreement. Prior to completion of the Option, the Optionor shall hold the RDN Property in trust for Northgate pursuant to its rights under this Agreement.

6.3

Northgate shall be entitled to file the bills of sale and record all transfers contemplated hereby at its own cost with the Mining Recorder’s office to effect legal transfer of the RDN Property into the name of Northgate upon exercise of the Option, provided that Northgate shall hold the RDN Property subject to the terms of this Agreement and the Joint Venture agreement.

7.0

OBLIGATIONS OF RIMFIRE, AS OPERATOR DURING THE OPTION PERIOD, AND NORTHGATE, AS OPERATOR DURING THE ADDITIONAL OPTION

7.1

During the Option and Additional Option Period the Operator shall:

(a)

maintain in good standing those mineral claims comprised in the RDN Property that are in good standing on the date hereof by the doing and filing of all eligible Mining Work for assessment work and/or the making of payments in lieu thereof, by the payment of taxes and rentals and the performance of all other actions which may be necessary in that regard and to keep such mineral claims free and clear of all liens and other charges arising from the Operator’s activities thereon except those at the time contested in good faith by the Operator;

(b)

permit the directors, officers, employees and designated consultants of the non-Operator, at their own risk and expense, access to the RDN Property data, core samples, assay results at all reasonable times and upon providing reasonable notice, subject always to Section 12.0, provided that Non-Operator agrees to indemnify the Operator against and to save it harmless from all costs, claims, liabilities and expenses that the Operator may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Non-Operator while on the RDN Property;

(c)

deliver to the Non-Operator on or before December 15 of each year a preliminary report (including up-to-date maps if there are any) describing the Mining Work done in the last completed year, together with reasonable details of Expenditures made and such final report shall be given to the non-Operator on or before January 31 of each year in respect of Mining Work for the prior year;

(d)

do all work on the RDN Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(e)

indemnify and save the Non-Operator harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Operator’s activities on the RDN Property and, without limiting the generality of the foregoing shall, during the currency of this Agreement, carry not less than $2,000,000 in third party liability insurance in respect of its operations on the RDN Property for the benefit of the Operator and Non-Operator; provided that Non-Operator shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the RDN Property made by the Operator are left in a safe condition and in accordance with all applicable laws, policies and regulations in effect on the effective date of the termination of the Option;

(f)

deliver in a timely manner to the Non-Operator after receipt by the Operator of assay results for samples taken from the RDN Property, together with reports showing the location from which the samples were taken and the type of samples; and

(g)

make available to the Non-Operator all such data and information including geological, geochemical and geophysical, as it may reasonably request upon reasonable notice during normal working hours.

8.0

TERMINATION OF OPTION

8.1

If Northgate fails to exercise the Option during the Option Period or this Agreement is terminated otherwise than upon the exercise thereof pursuant to Section 3.1, Northgate shall:

(a)

file all allowable work that is eligible for assessment filing and as a minimum leave the claims in good standing for a period of at least one year from the termination of the Option those mineral claims comprised in the RDN Property that are in good standing on the date hereof and any other mineral claims comprised in the RDN Property that have been brought into good standing after the date hereof;

(b)

re-transfer and record in the name of the Optionor the Property Rights transferred into the name of Northgate (if any) pursuant to Section 6.2 hereof;

(c)

transfer any Royalty Interest acquired under Section 9.0 to the Optionor free of any additional consideration therefore; and

(d)

make the payments required in respect of any shortfalls in Expenditures referred to in Section 3.4 and 16.0.

8.2

Notwithstanding termination of the Option, Northgate shall be allowed access to the RDN Property for a period of 180 days following termination of this Agreement, to remove from the RDN Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the RDN Property by or on behalf of Northgate. Any such property not removed within such 180-day period may be removed by the Optionor at Northgate’s sole cost and expense or shall thereafter become the property of the Optionor.

8.3

Northgate shall be entitled to unfettered ownership of the Rest Property together with all mineral tenures located within its area of interest except where there is an overlap of such area of interest between the Rest Property and the RDN Property in which event Northgate shall be entitled to all mineral tenures located up to the mid-point of the area of interest between the Rest Property and the RDN Property.

9.0

PURCHASE OF UNDERLYING ROYALTIES

9.1

Should either party hereto, during the Option Period or Additional Option Period, receive notice or communication from the holder of any of the Underlying Royalties, that it wishes to sell all or part of its royalty interest, or is prepared to negotiate a cap on the amount payable under the royalty (the “Royalty Interest”); Northgate and the Optionor shall meet forthwith to discuss the purchase thereof. Should the parties both elect to participate in the purchase thereof, they shall do so in the ratio of 51% Northgate and 49% Optionor during the Option Period and 60% Northgate, 40% Rimfire during the Additional Option Period. Should one party only wish to participate in the purchase the participating party may do so solely for its own account and shall continue to be the holder of the Royalty Interest.

10.0

TRANSFER OF PROPERTY

10.1

Either party hereto may at any time either during the Option Period and Additional Option Period, sell, transfer, assign or otherwise dispose of all or any portion of its interest in and to the RDN Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the non-transferring party its agreement related to this Agreement and to the RDN Property, containing:

(a)

a covenant by such transferee to perform all the obligations of the transferor to be performed under this Agreement in respect of the interest to be acquired by it from the transferor to the same extent as if this Agreement had been originally executed by transferee and such transferee as joint and several obligors making joint and several covenants; and

(b)

a provision subjecting any further sale, transfer or other disposition of such interest in the RDN Property and this Agreement or any portion thereof to the restrictions contained in this Section 10.1.

11.0

AREA OF MUTUAL INTEREST

11.1

If at any time during the subsistence of this Agreement any party or the Affiliate of any party (in this Section only called the “Acquiring Party”) stakes or otherwise acquires or proposes to acquire, directly or indirectly, any right to or interest in any mining claim, mineral tenure or other mineral property located within five (5) kilometers of the boundary of the RDN Property as it exists on closing, the Acquiring Party shall forthwith give notice to the other party (in this Section only called the “Non-Acquiring Party”) of such staking or acquisition, the total cost thereof and all details in the possession of that party with respect to the details of the acquisition, the nature of the property and the known mineralization.

11.2

The Non-Acquiring Party may, within 30 days of receipt of the Acquiring Party’s notice required by Section 11.1, elect by providing written notice to the Acquiring Party to require that the mineral properties and the right or interest acquired or proposed to be acquired be included in and thereafter form part of the RDN Property for all purposes of this Agreement.

11.3

If the election of the Non-Acquiring Party referred to in Section 11.2 is made, Northgate shall pay 100% of the acquisition costs and this cost will then qualify as part of the Option Expenditures.

11.4

If the Non-Acquiring Party does not make the election referred to in Section 11.2 within 30 days, the right or interest acquired or proposed to be acquired shall not form part of the RDN Property and the Acquiring Party shall be solely entitled thereto.

12.0

CONFIDENTIAL INFORMATION

12.1

Confidentiality

Except as otherwise provided in this Agreement, each Party agrees that without the prior written consent of the other Party, it will treat as confidential and prevent disclosure to any third parties of any geological, geophysical or other factual and technical information and data relating to the Property and Mining Work.  This obligation shall be a continuing obligation of each Party throughout the term of this Agreement.  Except as expressly provided herein, each of the parties shall be entitled to all information respecting the Property and Mining Work, including copies of all maps, data and reports which can be reproduced and which have not previously been furnished to the Party.

12.2

Public Announcements

No Party shall make any announcement, press release or public statement relating in any manner to this Agreement, the Property or Mining Work without first furnishing the proposed text thereof to the other Party and obtaining the other Party’s prior approval in writing, within two business days, which approval shall not be unreasonably withheld or delayed.  Whenever practicable and appropriate, the parties hereby agree that any announcements, press releases or public statements shall be issued jointly by the parties.

12.3

Exceptions

The approval required by Sections 12.1 and 12.2 shall not apply to a disclosure:

(a)

to an Affiliate, consultant, contractor, or subcontractor that has a bona fide need to be informed;

(b)

reasonably required by a third party or parties in connection with negotiations for a permitted transfer of an interest under this Agreement, an interest in the Property, or the acquisition of an equity or other interest in a Party to such third party or parties;

(c)

to a governmental agency or to the public which the disclosing Party believes in good faith is required by pertinent law or regulation or the rules or policies of any stock exchange or securities regulatory authority;

(d)

reasonably required by a Party in the prosecution or defense of a lawsuit or other proceeding;

(e)

as reasonably required by a financial institution or other similar entity in connection with any financing being undertaken by a party hereto and required for purposes of this Agreement;

(f)

information which is or becomes part of the public domain other than through a breach of this Agreement;

(g)

information already in the possession of a Party or its Affiliate prior to receipt thereof from any other Party or its Affiliates or development of such information under this Agreement;

(h)

information lawfully received by a Party or an Affiliate from a third party not under an obligation of secrecy to the other Party; or

(i)

following termination of this Agreement, confidential information reasonably required by a third party or parties in connection with negotiating for a transfer of an interest in the Property.

In any case to which this Section 12.3 is applicable, the disclosing Party shall provide the proposed text to the other Party prior to making such disclosure.  As to any disclosure pursuant to Section 12.3(a), (b) or (e) only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Section 12.0.

13.0

FORCE MAJEURE

13.1

No party hereto shall be liable to the others and no party hereto shall be deemed in default under this Agreement for any failure or delay to perform any of its covenants and agreements caused or arising out of any act not within the control of the party, excluding lack of funds but including, without limitation, acts of God, strikes, lockouts, or other industrial disputes, acts of the public enemy, riots, fire, storm, flood, explosion, government restriction, Aboriginal Land Claims, failure to obtain any approvals required from regulatory authorities, including environmental protection agencies, unavailability of equipment, interference of third party specific interests groups or other causes whether of the kind enumerated above or otherwise which is not reasonably within the control of the party. No right of a party shall be affected for failure or delay of the party to meet any condition of this Agreement, which failure or delay is caused by one of the events above referred to, and all times provided for in this Agreement shall be extended for a period commensurate with the period of the delay, and so far as possible the party affected will take all reasonable steps to remedy the delay caused by the events above referred to provided, however, that nothing contained in this Section shall require any party to settle any industrial dispute or to test the constitutionality of any law enacted by any Province or the Federal Government of Canada. Any party relying on the provisions of this Section shall forthwith give notice to the other party of the commencement of such event and of its end.

14.0

FURTHER ASSURANCES AND AGREEMENTS

14.1

Each of the parties to this Agreement shall take all such further steps and execute all such further and other documentation as may be necessary in order to more fully give effect to the provisions of this Agreement.

15.0

CHOICE OF LAW

15.1

This Agreement shall be governed and construed according to the laws of British Columbia and the laws of Canada applicable therein and the parties hereby attorn to the jurisdiction of the Courts of British Columbia in respect of all matters arising hereunder.

16.0

DEFAULT AND TERMINATION

16.1

If at any time during the Option Period either party to this Agreement fails to perform any obligation required to be performed hereunder or is in breach of a warranty given herein, which failure or breach materially interferes with the implementation of this Agreement, (any failure or breach under Section 3.0 shall be deemed to be “materially interfering with such implementation”) the other party may terminate this Agreement but only if:

(a)

it shall have first given to the defaulting party a notice of default containing particulars of the obligation which the defaulting party has not performed, or the warranty breached;

(b)

in respect of a notice of default containing particulars relating to a failure by the defaulting party to make a Cash Payment or incur Expenditures required to maintain the Option in good standing in accordance with Section 3.0, the defaulting party has not, within 30 days following delivery of such notice of default, cured such default by the appropriate payment or performance; and

(c)

in respect of any other notice of default, the defaulting party has not, within 30days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment of performance.

Should the defaulting party fail to comply with the provisions of Section 16.1(b) the other party may thereafter terminate this Agreement, and the provisions of Section 8.0 shall then be applicable; however any shortfall in Expenditures pursuant to Section 3.5 shall be payable forthwith to the Optionor, subject only to the provisions of Section 13.0.

17.0

NOTICES

17.1

Except as otherwise stated herein, all written notices or other written communications hereunder to any party hereto shall be deemed to be duly given or made when delivered (in the case of personal delivery) and when dispatched (in the case of facsimile or other telecommunication transmission) to such party addressed to it at its address set forth below or at such other address, as such party may hereafter specify for such purpose to the other parties by notice in writing. Address for service:

(a)

If to the Optionor at:

Rimfire Minerals Corporation

700-700 West Pender Street

Vancouver, British Columbia

V6C 1G8

Attention:

The President

Facsimile:

(604) 669-0898

(b)

If to Northgate at:

Northgate Minerals Corporation

815 Hornby Street, Suite 404

Vancouver, British Columbia

V6Z 2E6

Attention:

The President

Facsimile:

(604) 681-4003

A written notice includes a notice by telecopy, cable or other telecommunication transmission. A notice or other communication received on a non-business day or after business hours in the place of receipt shall be deemed to have been received on the next following business day in such place. A copy of any written notice or written communication hereunder to any party hereto shall be given to every other party hereto.

17.2

Either party may at any time or from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

18.0

GENERAL

18.1

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

18.2

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be consent to or a waiver of any other breach or default.

18.3

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the RDN Property.

18.4

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

18.5

Time is of the essence in the performance of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

NORTHGATE MINERALS CORPORATION

Per:

Authorized Signatory

RIMFIRE MINERALS CORPORATION

Per:

Authorized Signatory

SCHEDULE A
RDN Property

This is Schedule A to that certain Option Agreement between Northgate Minerals Corporation and Rimfire Minerals Corporation dated March 29, 2004.

Claim

Tenure

Units

Location Date

Expiry Date

Mining Division

Owner

MOR 2

394044

12

05-Jun-02

05-Jun-06

Liard

RMC

RDN 1

222843

10

10-Oct-87

31-Dec-13

Liard

RMC

RDN 2

222844

10

10-Oct-87

31-Dec-13

Liard

RMC

RDN 3

222845

10

10-Oct-87

31-Dec-13

Liard

RMC

RDN 4

222846

10

10-Oct-87

31-Dec-13

Liard

RMC

RDN 5

325559

12

24-May-94

31-Dec-13

Liard

RMC

RDN 6

325560

15

24-May-94

31-Dec-13

Liard

RMC

RDN 7

334660

20

21-Mar-95

31-Dec-13

Liard

RMC

RDN 8

334661

20

21-Mar-95

31-Dec-13

Liard

RMC

RDN 9

334662

8

22-Mar-95

31-Dec-13

Liard

RMC

RDN 10

334663

20

22-Mar-95

31-Dec-13

Liard

RMC

RDN 11

366269

20

08-Oct-98

31-Dec-13

Liard

RMC

RDN 12

366270

16

08-Oct-98

31-Dec-13

Liard

RMC

RDN 13

359823

12

06-Oct-97

31-Dec-13

Liard

RMC

RDN 14

359824

20

09-Oct-97

31-Dec-13

Liard

RMC

RDN 15

359825

15

10-Sep-97

31-Dec-13

Liard

RMC

RDN 16

359826

20

09-Oct-97

31-Dec-13

Liard

RMC

RDN 17

359827

15

09-Oct-97

31-Dec-13

Liard

RMC

RDN 18

359828

20

08-Oct-97

31-Dec-13

Liard

RMC

SCHEDULE B
Rest Property

This is Schedule B to that certain Option Agreement between Northgate Minerals Corporation and Rimfire Minerals Corporation dated March 29, 2004.

Claim Name	Tenure Number	No. of Units	Expiry Claim
REST 1	393452	20	May 22, 2005
REST 2	393453	20	May 22, 2005
REST 3	393454	20	May 22, 2005
REST 4	393455	16	May 22, 2005
REALLY	396462	1	May 22, 2005
CLAY	396463	1	May 22, 2005

SCHEDULE C
Underlying Royalties

This is Schedule C to that certain Option Agreement between Northgate Minerals Corporation and Rimfire Minerals Corporation dated March 29, 2004.

SCHEDULE D
Joint Venture Agreement

This is Schedule D to that certain Option Agreement between Northgate Minerals Corporation and Rimfire Minerals Corporation dated March 29, 2004.

REGISTRAR AND TRANSFER AGENT AGREEMENT

THIS AGREEMENT made as of

September 1, 2004 ,

BETWEEN:

PACIFIC CORPORATE TRUST COMPANY, a trust company duly incorporated under the laws of British Columbia having an office at 625 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 3B8

(the "Trust Company")

OF THE FIRST PART

AND:

RIMFIRE MINERALS CORPORATION, a company duly incorporated under the laws of British Columbia, having an office at:  700 West Pender Street, Suite 700, Vancouver, British Columbia, Canada V6C 1G8

(the “Company”)

OF THE SECOND PART

WHEREAS:

A.

The Trust Company is a trust company that is authorized to carry on a trust business under the Financial Institutions Act (British Columbia);

B.

The Company wishes to appoint the Trust Company as its registrar and transfer agent in respect of its common shares (the "Shares") and the Trust Company has agreed to accept such appointment on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the premises and of the covenants and agreements of the parties set forth in this Agreement, the parties agree as follows:

1.

APPOINTMENT AS REGISTRAR AND TRANSFER AGENT

1.1

Appointment - The Company hereby appoints the Trust Company as its registrar and transfer agent and the Trust Company hereby accepts the appointment, upon and subject to the terms of this Agreement.

1.2

Fees and expenses - The Company agrees to pay to the Trust Company:

(a)

its fees in effect from time to time as set out in the Trust Company's Schedule of Fees; and

(b)

all costs and expenses, including legal fees if applicable, incurred by the Trust Company in carrying out its duties under this Agreement.

1.3

Payment due date - Any invoice rendered to the Company for fees and expenses of the Trust Company shall be payable within 30 days of the date of the invoice.

1.4

Schedule of fees - The Trust Company may revise its Schedule of Fees at any time upon 30 days' prior notice to the Company.

2.

SHARE REGISTERS

2.1

Central Securities Register - The Trust Company shall maintain the Company's central securities register in respect of the Shares at its principal office in Vancouver, British Columbia.

2.2

Information to be provided - The Company agrees to provide the Trust Company with the information it requires in order to set up and maintain the central securities register.  The Company represents and warrants that such information shall be accurate and complete and the Trust Company may rely upon the information, without any duty to enquire further, in establishing and maintaining the central securities register.

2.3

Branch securities registers - Upon the written request of the Company, authorized by a resolution of the Board of Directors of the Company, the Trust Company will cause branch securities registers (the "Branch Registers") to be maintained by it or by a co-transfer agent as required by law on the same terms and conditions as the central securities register is to be maintained, with any necessary changes, in cities other than Vancouver.

3.

SHARE CERTIFICATES

3.1

Blank certificates - The Company agrees to provide the Trust Company with blank share certificates, in a form required under its jurisdiction of incorporation and the rules of the stock exchanges on which the Company's shares may be listed for trading, as and when requested to do so by the Trust Company and at the Company's expense.

3.2

Signatures - The share certificates delivered to the Trust Company shall be signed by a director or other officer or officers of the Company as required by law, by the constating documents of the Company or by resolutions of directors of the Company.  The signature of such director, officer or officers on such Share certificates may be engraved, lithographed or otherwise mechanically reproduced and shall be binding upon the Company and the certificates so signed will be valid and binding upon the Company, notwithstanding:

(a)

any change in any of the persons holding any such office between the time of actual signing and the time of countersigning and issuing of the share certificates, or

(b)

the director or such other officer or officers signing may not have held office at the date of countersigning and issuing the certificates.

3.3

Countersign certificates - The Trust Company is authorized to countersign certificates representing any Shares issued by the Company or transferred by a holder of the Shares, upon and subject to receipt of documentation satisfactory to the Trust Company.  The Company agrees that on and after the date of this Agreement and for so long as this Agreement remains in force, no certificates for Shares will be issued or, if issued will not be valid, unless and until countersigned by the Trust Company in its capacity as registrar and transfer agent of the Shares or by a co-transfer agent maintaining a Branch Register.

3.4

Validity of prior certificates - The Trust Company is entitled to treat as valid any certificate or certificates for Shares purporting to have been issued by or on behalf of the Company prior to the date of this Agreement.  The Trust Company is hereby relieved from any duty or obligation to verify the signature or the authority to sign of the person or persons purporting to sign any certificate on behalf of the Company or on behalf of any other institution previously appointed the registrar and transfer agent or a branch registrar and transfer agent of the Shares.

3.5

Replacement certificates - The Trust Company is authorized to issue and register new certificates in place of the lost, destroyed or stolen certificates representing any of the Shares upon receipt of:

(a)

an authorization signed by any director or officer of the Company; and

(b)

such other documentation as the Trust Company deems appropriate in the circumstances, including evidence of loss, destruction or theft and indemnity satisfactory to the Trust Company.

4.

TRANSFERS

4.1

Register transfers - The Trust Company shall register transfers of the Shares made from time to time in the central securities register as may be necessary in order that the holdings of each shareholder of the Company may be properly and accurately kept and transfers of Shares properly recorded.

4.2

Grounds for refusing transfer - The Trust Company may refuse to effect the transfer of any Shares until such time as the Trust Company is satisfied that the share certificate presented to the Trust Company is valid, that the endorsement thereon is genuine and that the transfer requested has been properly and legally authorized.

4.3

New certificates - The Trust Company shall countersign, if necessary, and issue new certificates for the Shares upon surrender to the Trust Company of the outstanding certificates in a form endorsed for transfer acceptable to the Trust Company.

4.4

Company to provide assistance - The Company shall assist the Trust Company in identifying signatures of shareholders and guarding against forgery, illegal transfers and other illegalities.

4.5

Transfers on branch registers - All Shares will be effectively and interchangeably transferable on the central securities register or on any Branch Register regardless of where or when the share certificates have been issued, and entry of the transfer of any Shares in the central securities register or in any Branch Register shall for all purposes be a complete and valid transfer.

5.

DIVIDEND DISBURSING AGENT

5.1

Appointment - The Company appoints the Trust Company as agent to disburse dividends to the holders of the Shares, which may from time to time be declared by the Board of Directors of the Company and the Trust Company hereby accepts such appointment.

5.2

Disbursement by Trust Company - The Trust Company will disburse to the registered holders of the Shares all cash and stock dividends which may be declared by the Board of Directors of the Company upon receiving, at least three business days before each dividend disbursement date, a certified copy of the resolution of the Board of Directors of the Company declaring such dividend and, if necessary, a certified cheque in an amount sufficient for the payment of such dividend.

6.

RECORDS

6.1

Maintain records - The Trust Company will maintain such records as it deems appropriate in connection with acting as registrar and transfer agent for the Company.

6.2

Delivery of statements to Company - The Trust Company shall furnish to the Company, at the Company's request and expense, such statements, lists, entries, information and material concerning transfers and other matters as may be prepared by it in its capacity as registrar and transfer agent of the Company.

6.3

Delivery of books and records -  The Trust Company shall send to the Company, or to such other person as the Company may direct, all books, documents and other records in its possession relating to the Company following the termination of this Agreement and the payment of all amounts owing to the Trust Company pursuant to this Agreement.  A receipt signed on behalf of the Company by any director or officer of the Company or the person referred to in the Company's direction shall be a valid acknowledgment and discharge to the Trust Company of the items delivered.

6.4

Destruction of certificates - The Trust Company is authorized to destroy certificates representing Shares which have been cancelled, together with any related transfer documentation, six years after the date of cancellation.  All actions taken by the Trust Company under this section shall be at the expense of the Company.

7.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF

THE COMPANY

7.1

Representations and warranties - The Company represents and warrants to the Trust Company that:

(a)

the Company has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and all necessary action has been taken by or on the part of the Company to authorize the execution and delivery of this Agreement and all other documents contemplated hereby;

(b)

the Company is authorized by its constating documents to maintain a central securities register in British Columbia and, if applicable, outside of British Columbia; and

(c)

the Company has given or will give all notices required by law to give notice of the appointment of the Trust Company as its registrar and transfer agent.

7.2

Covenants - The Company agrees to promptly deliver to the Trust Company from time to time:

(a)

certified copies of its constating documents and any amendments to such documents;

(b)

copies of all relevant documents and proceedings relating to increases and reductions in the Company's capital, the reorganization of or change in its capital, a change in the Company's name, the bankruptcy or winding up of the Company or the surrender of its charter;

(c)

a certificate of incumbency showing the names and offices of the Company's directors and officers, including specimens of the signatures of those directors and officers authorized to sign share certificates and treasury orders and authorized to instruct the Trust Company; and

(d)

all other documents reasonably requested by the Trust Company.

7.3

Legal opinion - The Company shall deliver to the Trust Company a legal opinion from its legal counsel relating to the appointment of the Trust Company as its registrar and transfer agent in a form satisfactory to the Trust Company.  The Trust Company in its sole discretion may waive this requirement if the Company has completed its Initial Public Offering.

8.

LIMITATIONS ON RESPONSIBILITY

8.1

Consultation - The Trust Company may, at any time, apply to the Company for instructions and may consult counsel for the Company or its own counsel in respect of any matter arising in connection with this Agreement.  The Company will indemnify and hold harmless the Trust Company from any liability or claims that may be made against it for any action taken, or not taken, by the Trust Company in accordance with or pursuant to such instructions or advice that may be given to it.

8.2

No constructive notice - The Trust Company shall not be held to have notice of any change of authority of any director, officer, employee or agent of the Company until it receives written notification of such change from the Company.

8.3

Compliance with laws - The Trust Company is authorized to comply with any law, regulation, or order now or hereafter in force which purports to impose on the Trust Company a duty to take or refrain from taking any action.

9.

INDEMNITY

9.1

Indemnify Trust Company - The Company hereby indemnifies and agrees to hold harmless and defend the Trust Company, its directors, officers, employees and agents, against any and all claims and liabilities, whether accrued, absolute, contingent or otherwise and any and all actions, suits, proceedings, demands, assessments, judgments and costs, including without limitation legal costs on a solicitor and own client basis, arising out of or in respect of the performance by the Trust Company of its duties under this Agreement; provided, however, that the Trust Company shall not be indemnified against, or be reimbursed for any expense incurred in connection with any claim or liability arising out of its wilful misconduct or gross negligence.

9.2

Defend actions - The Trust Company is under no obligation to prosecute or defend any action or suit in respect of the relationship which, in the opinion of its legal counsel, may involve it in expense or liability, but will do so at the request of the Company provided that the Company furnishes it with  an indemnity satisfactory to the Trust Company against such expenses or liability.

9.3

Post collateral - The Company will post collateral or other documentation which is sufficient in the opinion of the Trust Company or its counsel to secure the indemnity herein provided.

10.

TERMINATION OF AGREEMENT

10.1

Failure to pay - In the event that any payment required to be made by the Company remains unpaid 14 days after the Trust Company has made a written demand for payment, the Trust Company may terminate this agreement, effective on the date that a termination notice is provided to the Company.

10.2

Notice - Subject to section 10.1, this Agreement will continue in effect until terminated by written notice given by either party to the other party.  The effective date of the termination shall be the date which is 30 days after the date of the notice of termination, unless the parties otherwise mutually agree upon a different date.

10.3

Payment by Company - The Company agrees to pay to the Trust Company, on or before the effective date of the termination of this Agreement:

(a)

all accrued but unpaid fees or expenses of the Trust Company; and

(b)

the Trust Company's published termination fee in effect as at the date of termination in order to provide for the Trust Company's expenses relating to subsequent enquiries and correspondence on behalf of the Company.

The Company agrees that the amount provided for in paragraph (b) is reasonable in the circumstances.

10.4

Delivery of books and records - Following the termination of this Agreement, the Trust Company shall send to the Company, or to such other person as the Company may direct, all books, documents and other records in its possession relating to the Company in accordance with section 6.3.

11.

GENERAL

11.1

Time - Time is of the essence of this Agreement.

11.2

Assignment - This Agreement may be assigned by the Trust Company, without the prior consent of the Company, to another registrar and transfer agent upon 60 days prior notice to the Company.

11.3

Amendments - This Agreement may only be amended by a further written agreement executed and delivered by both parties to this Agreement.

11.4

Governing Law - This Agreement will be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and the parties hereto submit and attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

11.5

Severability - If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

11.6

Notice - Any notice under this Agreement must be in writing, delivered, telecopied or mailed by prepaid post, and addressed to the party to which notice is to be given at the address for such party indicated herein or at another address designated by such party in writing.

Notice which is delivered or telecopied will be deemed to have been given at the time of transmission or delivery.  If notice is by mail it will be deemed to have been given five business days following the date of mailing.  If there is an interruption in normal mail service at or prior to the time a notice is mailed, the notice must be delivered or telecopied.

11.7

Further assurances - The parties to this Agreement will with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party to this Agreement will execute and deliver such further documents or instruments required by the other party as may be reasonably necessary or desirable for the purposes of giving effect to or perfecting the transactions contemplated by this Agreement.

11.8

Enurement - This Agreement and each of its terms and provisions will enure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

The CORPORATE SEAL of

)

PACIFIC CORPORATE TRUST COMPANY

)

was hereunto affixed in the

)

presence of:

)

)

)

C/S

)

)

The CORPORATE SEAL of

)

RIMFIRE MINERALS CORPORATION

)

was hereunto affixed in the

)

presence of:

)

)

)

C/S

)

)

Serengeti Resources Inc.

450-800 West Pender St.

Vancouver BC

V6C 2V6

September 9, 2004

Rimfire Minerals Corporation

700-700 West Pender Street

Vancouver BC V6C IG8

Attention: David Caulfield

Dear Dave:

This letter will serve to amend the Option Amendment Agreement between Rimfire Minerals Corporation ("Rimfire") Plutonic Capital Inc. ("Plutonic") and Serengeti Resources Inc. ("Serengeti") dated November 20, 2003 whereby Serengeti assumed the underlying Option Agreement dated October 28, 2002 between Rimfire and Plutonic.

Section 1 (c) of the Option Amendment Agreement shall be amended to read as follows. The references to the date July 24, 2004 as set out in Clause 4. 1 (d) of the Option Agreement shall be deleted and replaced by the date September 15, 2004 in respect of the share payment and by the date December 31, 2004 in respect of the cash payment and exploration expenditures. The references to the dates July 24, 2005 and July 25, 2006 as set out in Clauses 4.1 (e) and (t) of the Option Agreement are hereby deleted and replaced by the dates December 31, 2005 and December 31, 2006 respectively.

All other provisions of the agreement remain unchanged with the exception of the management fee which was modified by letter agreement dated May 31, 2004. If you are in agreement with this amendment please sign the acknowledgement at the bottom of this page and return a copy to this office.

Yours truly,

Serengeti Resources Inc.

David W. Moore

President and CEO

I agree to the abovementioned amendment to the agreement between Rimfire, Plutonic and Serengeti.

For: Rimfire Minerals Corporation

For: Plutonic Capital Inc.

     18 King Street East Suite 1602 Tel:  (416) 216-2775

 Toronto, Ontario Fax: (416) 363-6392

 Canada M5C 1C4

November 19, 2004

Mr. David Caulfield

President & CEO

Rimfire Minerals

Suite 700, 700 West Pender Avenue

Vancouver, B.C.

V6C 1G8

Fax: (604) 669-0898

Dear Dave,

RE: RDN Property

It is my pleasure to inform you that the Northgate Minerals Corporation Board of Directors has approved the expenditure of $1 million dollars (Canadian) as the 2005 exploration budget for the RDN project. Under our agreement this is now a firm commitment on the part of Northgate. As we have discussed on several occasions, the technical results from the 2004 program did not justify the expenditure of the full $1,500,000 for 2005 as defined in our agreement. Under Article 3.5 of our agreement we now need to agree upon revised dates and expenditure amounts in order for Northgate to vest a 51% interest in the property. I would suggest the following revised schedule.

	Payments	Work requirement
Signing	$25,000
2004		$1,000,000 by Dec 31
2005	$40,000 (By March 1)	$1,000,000 by Dec 31
2006	$60,000 (By March 1)	$1,500,000 by Dec 31
2007	$75,000 (By March 1)	$1,500,000 by Dec 31

If you are in agreement with these terms please return one signed copy of this letter to my attention and append one copy to the agreement in your files.

Sincerely yours,

Northgate Exploration Limited

“Chris Rockingham”

Chris. Rockingham

V.P. Business Development & Exploration

In agreement with the above

“David A. Caulfield”

David Caulfield

President & CEO

Rimfire Minerals

AGREEMENT

This AGREEMENT (“Agreement”) is dated and effective this 5th day of January 2005 (“Effective Date”) by and between Newmont Capital Limited (“Newmont”), a Nevada corporation and Rimfire Minerals Corporation (“Rimfire”), a British Columbia corporation.

RECITALS

A.

Newmont owns certain data and geologic information relating to certain property in Counties, Nevada (the “Newmont Data”), which property is more particularly described in Exhibit 1 to this Agreement (the “Property”).  The Newmont Data includes available hard copy and electronic geological and geophysical data in Newmont’s possession derived from mineral exploration activities relating to the Property and any copies of such data.

B.

Rimfire desires to review the Newmont Data, and to evaluate the potential for economic mineralization on the Property, and Newmont desires to share the Newmont Data with Rimfire in return for the rights relating to minerals on the Property set forth below.

WHEREFORE, in consideration of the mutual covenants contained in this Agreement, and other valuable consideration the receipt of which is hereby acknowledged by the parties, Newmont and Rimfire agree as follows.

TERMS OF AGREEMENT

1.

Term.  The term of this Agreement shall be from the Effective Date of this Agreement through and including December 31, 2006.

2.

The Newmont Data.

(a)

For a period following the Effective Date of this Agreement, Rimfire shall have the right, upon reasonable advance notice to Newmont, to review the Newmont Data at Newmont’s offices at 337 West Commercial Street, Elko, Nevada 89801, during regular business hours.  Following such period, Rimfire shall have the right, upon reasonable advance notice to Newmont, to review that part of the Newmont Data that was derived from mineral exploration activities conducted within any area that has been designated and remains a Project Area under Section 4 below.

(b)

As part of its review of the Newmont Data under Section 2(a) above, Rimfire may request copies of any documents included in the Newmont Data that is then subject to review.  Such copies shall be provided at Rimfire’s cost.  All copies of the Newmont Data made by or on behalf of Rimfire shall be returned to Newmont on the earliest applicable date as follows: (i) On or before Rimfire shall return all copies of that part of the Newmont Data that does not directly relate to a Project Area that has been designated under Section 4(a) below; (ii) after the expiration of any Project Area under Section 4(b) below, Rimfire shall return to Newmont all copies of that part of the Newmont Data that relates to the expired Project Area, unless, such data also relates to a then-existing Project Area; and (iii) after expiration of this Agreement, Rimfire shall return all copies of that part of the Newmont Data that does not relate to portions of the Property covered by a Royalty Deed that has been executed and delivered under Section 5 below.

(c)

Newmont makes no representations or warranties as to the accuracy, completeness or suitability of the Newmont Data for any purpose.

(d)

(e)

The Newmont Data, including any copies thereof, shall remain the sole property of Newmont.  This Agreement does not prevent Newmont from making the Newmont Data available to any other persons or parties, or from entering into any other agreements concerning the Newmont Data.

(f)

Rimfire agrees that the Newmont Data reviewed by Rimfire shall be used solely for purposes of evaluating Project Areas pursuant to this Agreement, and that Rimfire shall keep the Newmont Data confidential in accordance with Section 6 below.

3.

Work Commitment.

(a)

During the term of this Agreement, Rimfire shall make Three Hundred Thousand Dollars ($300,000) in Expenditures.  For purposes of this Agreement “Expenditures” shall mean the expenses incurred by Rimfire in ascertaining the existence, location, quantity, quality or commercial value of a deposit of Minerals on or within the Property (“Exploration Work”), described below.

(i)

Actual field and office salaries and wages (or the allocable portion thereof), including benefit costs and payroll taxes, of employees or contractors of Rimfire actually performing Exploration Work; provided, however that office salaries attributable to Exploration Work performed at Rimfire’s head office in Vancouver, British Columbia, including benefit costs and payroll taxes;

(ii)

Costs and expenses for the use of machinery, facilities, equipment and supplies required for Exploration Work;

(iii)

Travel expenses and transportation of employees and contractors, materials, equipment and supplies reasonably necessary for the conduct of Exploration Work;

(iv)

All payments to contractors for Exploration Work;

(v)

Costs of assays, or other costs incurred to determine the quality and quantity of minerals on or within the Property;

(vi)

Costs incurred to obtain permits, rights of way and other similar rights as may be incurred in connection with Exploration Work;

(vii)

Costs and expenses of performing feasibility or other studies to evaluate the economic feasibility of mining on the Property;

For purposes of this Agreement, “Minerals” shall mean any and all metals and minerals of whatever kind and nature on or within the Property.

(b)

Within 15 days after the end of each month following the first full month after the Effective Date of this Agreement, Rimfire shall deliver to Newmont a report summarizing all activities conducted by or on behalf of Rimfire during the previous month to evaluate the Newmont Data or the Property, including all activities conducted on the Property, and the dollar amount of any Expenditures made during that period.  Each report shall include copies of all data, reports and analyses prepared by or on behalf of Rimfire relating to the Newmont Data or the Property.

(c)

During the term of this Agreement, Rimfire shall employ professional geologic staff, with adequate education and experience to undertake Rimfire’s review of the Newmont Data and evaluation of the Property.   Rimfire shall provide written documentation of the professional qualifications of such staff, upon Newmont’s request.

4.

Project Areas.

(a)

Within of the Effective Date of this Agreement, Rimfire may, in its discretion, designate one or more project areas (each a “Project Area”) within the Property, on which Rimfire desires to conduct Exploration Work.  Each Project Area shall be of a size reasonably necessary to test the specific geologic target identified within the Project Area, but in no event shall the initially designated Project Area be larger than.  Within such period, Rimfire shall provide written notice to Newmont of any Project Area(s) that it identifies, which notice shall include a description of the identified geologic target for each Area, a description of the proposed boundary of each Project Area and a map delineating the proposed boundary of each Project Area.  The parties shall thereafter use their reasonable best efforts to reach agreement on the precise boundary for each identified Project Area. A Project Area shall not be effective under this Agreement until both parties agree in writing to the Project Area boundaries.

(b)

Each effective Project Area designated under Section 4(a) shall remain a Project Area after the Effective Date of this Agreement (“Project Review Period”).  If Rimfire acquires any property interest within a Project Area during the Project Review Period, the Project Area boundary shall thereupon be amended to be the area of all such acquired property and the area extending from the boundaries of such acquired property, including that portion of the area, if any, which may lie outside the initially defined Project Area, and such area shall remain a Project Area for the term of this Agreement.  All other areas within the initially designated Project Area, if any, shall no longer be part of the Project Area upon expiration of the Project Review Period unless Rimfire and Newmont agree in writing to extend the Project Review Period for such other areas.  If Rimfire does not acquire any property interest within a Project Area during the Project Review Period, that Project Area shall expire at the end of the Project Review Period unless Rimfire and Newmont agree in writing to extend the Project Review Period for that Project Area.  In the event that Rimfire is negotiating in good faith to lease or otherwise acquire a property held by a third party within a Project Area during the Project Review Period, and Rimfire has notified Newmont in writing of such negotiation prior to the expiration of the Project Review Period, the area of such third-party property plus an area extending from the boundary of that property shall be deemed a Project Area for so long as Rimfire diligently pursues such acquisition, but in no event longer after the Effective Date of this

Agreement, unless Rimfire completes the proposed acquisition within such period, in which case the Project Area (which comprises the area of such third-party property plus an area extending from the boundary of that property) shall remain a Project Area for the term of this Agreement.

5.

Property Acquisitions.

(a)

Acquisitions by Rimfire.  If Rimfire acquires any property interest within the boundary of the Property during the term of this Agreement (the “Rimfire Acquisition Property”), Rimfire shall, within fifteen (15) days of such acquisition, execute and deliver to Newmont a royalty deed (“Royalty Deed”) in the form of Exhibit 2 hereto, covering the Rimfire Acquisition Property.

(b)

Acquisitions by Newmont.  If, during the term of this Agreement, Newmont acquires any property interest within the boundary of a then effective Project Area (“Newmont Acquisition Property”), Newmont shall deliver written notice (“Newmont Acquisition Notice”) to Rimfire after such acquisition, which notice shall identify the interest acquired. Rimfire may elect to acquire the Newmont Acquisition Property by delivering to Newmont written notice of such election after delivery of a Newmont Acquisition Notice.  Rimfire’s failure to deliver an election notice to Newmont within such period shall be deemed an election to not acquire such property.  If Rimfire elects to acquire a Newmont Acquisition Property, after delivery of an election notice by Rimfire, the parties shall have a closing at which (i) Newmont shall transfer its interest in the Newmont Acquisition Property by an assignment, quit claim deed or other appropriate conveyance instrument, (ii) Rimfire shall pay to Newmont, and (iii) Rimfire shall deliver to Newmont an executed Royalty Deed covering the Newmont Acquisition Property.  If Rimfire does not elect to acquire a Newmont Acquisition Property, the Newmont Acquisition Property and Newmont’s interest in such property shall no longer be subject to the terms of this Agreement.  Notwithstanding the foregoing, any property interest acquired by Newmont as a result of corporate acquisition, merger, amalgamation, consolidation, reorganization, or similar transactions shall not constitute a Newmont Acquisition Property, and Newmont shall have no obligations under this Agreement with respect to any property acquired by Newmont as a result thereof.

6.

Confidentiality of Terms and Other Data.

(a)

Subject to Newmont’s continued ownership of and right to disclose the Newmont Data, as referenced in Section 2(e) above, and except for recording any conveyance instruments or Royalty Deeds delivered under Section 5 above, and as otherwise provided in this Section 6, the terms and conditions of this Agreement, the Newmont Data and all other data, reports, records and other information developed or acquired by any party in connection with this Agreement (“Confidential Information”) shall be treated by the parties as confidential, and no party shall reveal or otherwise disclose such information to third parties without the prior written consent of the other party.  This restriction shall remain in effect for twelve (12) months following the termination or expiration of this Agreement.  This restriction shall not apply to disclosures to any Affiliate, to any public or private financing agency or institution, to any contractors or subcontractors the parties may engage and to employees or consultants of the parties, or to any third party which a party or its Affiliate contemplates a merger, amalgamation or other corporate reorganization, provided that any such party to whom disclosure is made has a legitimate business need to know the disclosed information, and shall first agree in writing to protect the confidential nature of such information by executing an agreement in the form of Exhibit 3 hereto.  The disclosing party shall remain liable for any breach of confidentiality by any person or entity receiving Confidential Information from that party.

(b)

Before issuing any press release relating to this Agreement, the releasing party shall provide the other party three (3) business days advance written notice, with a copy of the proposed release.  The releasing party shall make any reasonable changes to the proposed release requested by the other party.

(c)

In the event a party is required to disclose any Confidential Information to any federal, state or local government, any court, agency or department thereof, or any stock exchange or securities regulatory authority, the party so required shall immediately notify the other party of such requirement, and the proposed form and content of the disclosure.  To the extent legally permissible, such notice shall be delivered at least three (3) business days prior to the date of the disclosure.  The non-disclosing party shall have the right to review and comment upon the form and content of the disclosure and to object to such disclosure to the entity seeking the information, and to seek confidential treatment of that information by the receiving entity.

(d)

Confidential Information shall not include:  (i) information that becomes generally available to the public other than by reason of a breach of this Agreement; (ii) information that is generally known through publicly available sources by knowledgeable independent geologists, metallurgists and engineers; or (iii) information that becomes available to a party on a non-confidential basis from an independent third party.

(e)

The parties acknowledge that any breach of this Section 6 may cause significant and irreparable harm to the non-breaching party, and thus, in addition to any other available remedies, the non-breaching party shall have the right to terminate this Agreement and/or seek specific performance of this Agreement in response to any such breach.

(f)

For purposes of this Agreement, “Affiliate” means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise which Controls, is Controlled by, or under Common Control with a party.  The term “Control” used as a verb means the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests; (ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) operating agreement; or (v) voting trust. “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

7.

General Provisions.

(a)

Notice.  All notices or other communications to either party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communication, with confirmation sent by registered or certified mail, return receipt requested, or (iii) sent by registered or certified mail, return receipt requested.  Subject to the following sentence, all notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, and (iii) if by mail, on the date of delivery as shown on the actual receipt.  If the date of such delivery or receipt is not a business day, the notice or other communication delivered or received shall be effective on the next business day (“business day” means a day, other than a Saturday, Sunday or statutory holiday observed by banks in the jurisdiction in which the intended recipient of a notice or other communication is situated.)  A party may change its address from time to time by notice to the other party as indicated above.  All notices to Newmont shall be addressed to:

Newmont Capital Limited

1700 Lincoln Street

Denver, CO  80203

Attn:  Land Department

Telecopier No.:  (303) 837-5851

With a copy to:

Newmont Capital Limited

427 Ridge Street, Suite C

Reno, Nevada 89501

Attn: Royalty Land Manager

Telecopier No.:  (775) 784-8185

All notices to Rimfire shall be addressed to:

Rimfire Minerals Corporation

Suite 700 – 700 West Pender Street

Vancouver, B.C. Canada V6C 1G8

Attn:  David Caulfield

Telecopier No.:  (604) 669-0898

(b)

Inurement.  All covenants, conditions, indemnities, limitations, and provisions contained in this Agreement apply to, and are binding upon the parties to this Agreement, their heirs, representatives, successors, and assigns.

(c)

Implied Covenants.  The only implied covenants in this Agreement are those of good faith and fair dealing.

(d)

Waiver.  No waiver of any provision of this Agreement, or waiver of any breach of this Agreement, shall be effective unless the waiver is in writing and is signed by the party against whom the waiver is claimed.  No waiver of any breach shall be deemed to be a waiver of any other subsequent breach.

(e)

Modification.  No modification, variation, or amendment of this Agreement shall be effective unless it is in writing and signed by all parties to this Agreement.

(f)

Entire Agreement.  This Agreement sets forth the entire agreement of the parties with respect to the transactions contemplated herein and supersedes any other agreement, representation, warranty, or undertaking, written or oral between Newmont and Rimfire.

(g)

Further Assurances.  Each of the parties agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

(h)

Attorneys Fees.  In any litigation between the parties to this Agreement, or persons claiming under them resulting from, arising out of, or in connection with this Agreement, or the construction or enforcement thereof, the substantially prevailing party or parties shall be entitled to recover from the defaulting party or parties, all reasonable costs, expenses, attorneys fees, expert fees, and other costs of suit incurred by it in connection with such litigation, including such costs, expenses and fees incurred prior to the commencement of the litigation, in connection with any appeals, and collecting any final judgment entered therein.  If a party or parties substantially prevails on some aspects of such action, but not on others, the court may apportion any award of costs and attorneys fees in such manner as it deems equitable.

(i)

Construction.  The section and paragraph headings contained in this Agreement are for convenience only, and shall not be used in the construction of this Agreement.  The invalidity of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement.

(j)

Currency.  All references to dollars herein shall mean United States dollars.

(k)

Assignment.  Newmont may freely assign its rights under this Agreement.  Rimfire shall not assign any of its rights under this Agreement without the prior written consent of Newmont.

(l)

Governing Law.  This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Nevada, without regard to that State’s conflicts of laws provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEWMONT CAPITAL LIMITED		RIMFIRE MINERALS CORPORATION
By:		By:
Name:		Name:	David A. Caulfield
Title:	Vice President	Title:	President